SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2006
___________________________
FISHER SCIENTIFIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)
(603) 926-5911
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 15, 2006, Fisher Scientific International Inc. (“Fisher”) entered into a definitive agreement to acquire privately held Athena Diagnostics, Inc. (“Athena”), a leading developer and provider of proprietary molecular diagnostic and immunodiagnostic tests and services, pursuant to an Agreement and Plan of Merger (“the Merger Agreement”), by and among Fisher, Atlas Acquisition Corp., a wholly-owned subsidiary of Fisher, ADI Holding Company, Inc., the sole stockholder of Athena (“ADI”), Behrman Capital III L.P., and Behrman Brothers Management Corp. Under the terms of the Merger Agreement, the ADI stockholders will receive an aggregate of $283 million in cash, subject to adjustment for changes in working capital prior to the closing and certain other adjustments.
The transaction is subject to representations, warranties, covenants, and closing conditions customary for a transaction of this kind, including the expiration of the waiting period under the Hart-Scott-Rodino Act. Fisher expects to complete the transaction early in the second quarter of this year.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which will be filed as an exhibit to Fisher’s next quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER SCIENTIFIC INTERNATIONAL INC.
Date: March 20, 2006	By:	/s/ Kevin P. Clark
		Name:	Kevin P. Clark
		Title:	Chief Financial Officer